Exhibit 10.3


MISCELLANEOUS FRINGE BENEFITS FOR EXECUTIVES
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BLANKET TRAVEL ACCIDENT INSURANCE
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For those employees who are required to travel in carrying out their job responsibilities, the Company provides at no cost a travel accident insurance plan. The coverage is based on position and title with Vice Presidents insured for $250,000 and the Chairman of the Board for $400,000. This plan provides coverage for accidental death while traveling and while away from home on Company business.



PERSONAL EXCESS LIABILITY POLICIES
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The Company reimburses certain executive officers for the cost of personal excess liability policies.


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